                                                                   EXHIBIT 10.44


        THIS AGREEMENT is made as of June 21, 2000, by and between USEC Inc., a corporation organized and existing under the laws of the state of Delaware (hereinafter called "USEC"), and James R. Mellor, an individual (hereinafter called the "Consultant").

        IN CONSIDERATION of the mutual promises set forth herein, the parties hereby agree as follows:

1. The term of this Agreement shall be from July 28, 2000 through July 27, 2001, unless sooner terminated pursuant to the terms hereof.

2. While this Agreement is in effect, the Consultant shall perform certain work and services relating to USEC's policies, procedures, commercial practices, external affairs, strategic planning under the terms and conditions hereinafter set forth.

3. While this Agreement is in effect, USEC shall compensate the Consultant at a fixed price of Three Hundred Thousand Dollars ($300,000), payable in 12 equal monthly installments to be paid thirty (30) days after the last of each month falling, in whole or in part, during the term of this Agreement, excluding July 1999. USEC shall reimburse the Consultant for reasonable and necessary travel and living expenses incurred by the Consultant in the performance of the services described herein. Compensation for expenses shall be made once monthly upon the Consultant's furnishing to USEC a written statement specifying such expenses. Payment terms shall be net 30 days.

4. In the performance of the work and services hereunder, the Consultant shall act solely as an independent contractor and not as an employee of USEC. All taxes applicable to any amounts paid by USEC to the Consultant under this Agreement shall be the Consultant's liability and USEC shall not withhold nor pay any amounts for federal, state or municipal income tax, special security, unemployment or worker's compensation. In accordance with current law, USEC shall annually file with the Internal Revenue Service a Form 1099-MISC, U.S. Information Return for Recipients of Miscellaneous Income, reflecting the gross annual payments by USEC to the Consultant pursuant to this Agreement, net of any reimbursed expenses incurred by the Consultant on behalf of USEC. The Consultant hereby acknowledges personal income tax liability for the self-employment tax imposed by Section 1401 of the Internal Revenue Code, and the payment, when applicable, of estimated quarterly taxes on Internal Revenue Service Form 1040-ES, declaration of estimated tax by individuals.

5. All reports, findings, recommendations, data, memoranda or documents, arising of out and relating to the services performed under this Agreement are (and shall continue to be after the expiration of this Agreement) the property of USEC or its assigns, and USEC shall have the exclusive rights to such materials. The use of these materials in any manner by USEC or its assigns shall not result in any additional claim for compensation by the Consultant. The Consultant shall hold confidential all information developed by or communicated to the Consultant in the performance of the services, whether described in this Agreement, in any scheduled executed pursuant hereto or otherwise, other than information that is already in the public domain or that becomes publicly available other than through an unauthorized disclosure by the Consultant. Nothing herein shall preclude disclosure of confidential information to officers, employees or directors of USEC and its subsidiaries and affiliates, or to attorneys, advisers and consultants of USEC who are under an obligation to USEC to keep such information confidential.

6. By entering into this Agreement with USEC, the Consultant represents that he presently has no conflicting interests, agreements or obligations with any other party. The Consultant shall promptly notify USEC in writing if a change in circumstances creates, or appears likely to create, a conflict with the Consultant's obligations hereunder or an appearance that such a conflict exists.

7. The Consultant hereby releases USEC from any and all liability for damage to property or loss thereof, personal injury or death during the term of this Agreement (and any extensions thereof) or thereafter, sustained by the Consultant as a result of performing the services under this Agreement or arising out of the performance of such services; provided, however, that the foregoing release shall not apply to the extent such damage, loss, injury or death is caused by or results from the negligence of USEC, its agents or employees. Nothing herein shall deemed to limit the obligation of USEC, or any USEC subsidiary or affiliate, to indemnify the Consultant under USEC's articles of incorporation or by-laws or under any indemnification agreement entered into with the Consultant concerning the Consultant's services as a director of USEC or any USEC subsidiary or affiliate.

8. If the services to be performed by the Consultant include access to classified material or areas, the Consultant shall comply with all applicable security laws, regulations, orders and requirements. The Consultant shall submit a confidential report to USEC immediately whenever for any cause he has reason to believe that there is either (a) an active danger of espionage or sabotage affecting any work under such government contracts, or (b) a violation or threatened violation of any applicable security law, regulation, order or requirement concerning the classified material or areas.

9. Either party may terminate this Agreement, for any reason or no reason, at any time by a written notice to the other party. Such termination shall take effect immediately upon receipt of a termination notice by the other party, unless a different termination date is stated in the notice. Upon termination of the Agreement, all work and services being performed under this Agreement shall cease. USEC shall have no liability or obligation for any performance by the Consultant after a termination takes effect.

10. The Consultant may not assign this Agreement, nor may the Consultant delegate or subcontract the performance or obligations imposed hereunder without the consent of USEC.

11. The Consultant has no authority whatever, express or implied, by virtue of this Agreement to commit USEC in any way to perform in any manner or to pay money for services or material.

12.  This Agreement is to be governed by the laws of the State of Delaware.

13. The whole and entire agreement of the parties is set forth in this Agreement and the parties are not bound by any agreements, understandings or conditions otherwise than as expressly set forth herein.

14. This Agreement may not be changed or modified in any manner except by a writing mutually signed by the parties or their respective successors and permitted assigns.

15. Any notice, request, demand, claim or other communication related to this Agreement shall be in writing and delivered by hand or transmitted by telecopier, registered mail (postage prepaid), or overnight courier to the other party at the following number and addresses:

        If to USEC:          President and Chief Executive Officer
                             USEC Inc.
                             6903 Rockledge Drive
                             Bethesda, MD 20817-1818

        If to Consultant:    James R. Mellor
                             At his current address in USEC's records

16. Nothing herein shall be deemed to limit or modify any duty or obligation that the Consultant may have as a director of USEC or any of its affiliates or subsidiaries.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                USEC Inc.


                                By:    /s/ William H. Timbers, Jr.
                                       ---------------------------
                                       William H. Timbers, Jr.
                                       President and Chief Executive Officer


                                CONSULTANT


                                       /s/ James R. Mellor
                                       -------------------
                                       James R. Mellor



                                       3